Exhibit 15.1

November 25, 2009

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 9, 2009 on our review of interim financial information of Regis Corporation (the “Company”) for the three-month periods ended September 30, 2009 and 2008, and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009, are incorporated by reference in its Registration Statement on Form S-8 dated November 25, 2009.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota